Exhibit 10.63.1

AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 dated as of October 2008 (the “Amendment”), to the Share Purchase Agreement dated as of December 18, 2007  (the “Agreement”), relating to Soho Media LLC, a limited liability company organized under the laws of the Russian Federation, registered by Interdistrict Tax Inspection No. 46, Moscow on November 16, 2007, registration number 1077762535916, having its registered office at 16-1 Valdayskiy proyezd, Moscow, Russia (the “Company”) is made by and between:

Mr. Serguey Anatolievich Kalvarsky, a citizen of the Russian Federation, bearing passport number No 45 99 757647 issued by OVD Bogorodskoye, Moscow on February 2, 2000 with his registered address at Russia, Moscow 107564, 3-4 Pogonniy proyezd, apt. 13, and Mr. Gennadiy Nikolaevich Kuznetsov, a citizen of the Russian Federation, bearing passport number No 40 04 908174 issued by 84 office of militia of Krasnoselsky district of St. Petersburg on November 15, 2003 with his registered address at Russia, St. Petersburg , 144/21 Prospect Veteranov, apt. 107 (each, a “Seller” and collectively, the “Sellers”), from one side, and CJSC “CTC NETWORK”, a company organised and existing under the laws of the Russian Federation, having its registered office at 3rd Khoroshevskaya str., 12, 123298, Moscow, Russia (“CTC Network”), and CTC Media, Inc., a Delaware corporation with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, USA (“CTC Media”), on the other side.  CTC Network and CTC Media are hereinafter collectively referred to as the “Purchaser”.

WITNESSETH:

WHEREAS, the Purchaser and the Sellers entered into the original Share Purchase Agreement on December 18, 2007;

WHEREAS, the Purchase and Sellers wish to amend the Share Purchase Agreement as set forth herein;

NOW, THEREFORE, the party hereto agrees as follows:

1.        AMENDMENTS

1.1      The following sections of Article I (Definitions) are hereby deleted in their entirety:

“1.10    Disability”;

“1.32    Termination Without Cause”.

1.2      Clause (a)(i) of Section 3.5 of the Agreement is hereby deleted in its entirety and replaced with “[Deliberately Omitted]”.

1.3      Paragraph (b) of Section 3.5 of the Agreement is hereby deleted and replaced with the following:

Each of the “2008 Earn Out Payment”, the “2009 Earn Out Payment” and the “2010 Earn Out Payment” shall be equal to the Ruble Equivalent of US$ 2,000,000 (two million) less the sum of (1) the amount, if any, of Deduction 1 for such Financial Year, (2) the amount, if any, of Deduction 2 for such Financial Year, (3) any uncollectible accounts receivable or loans as provided in Article 7.6, (4) any unpaid Damages as provided in Article 9, and (5) the amount of any deductions that would have been made to an Earn Out Payment but for the fact that the amount of such deduction would have put such Earn Out Payment below 0; provided, however, that an Earn Out Payment can never be adjusted below 0.

1.4      Paragraph (g) of Section 6.2 is hereby deleted in its entirety and replaced with the following:

“(g)      Employment Agreement

Mr. Kalvarsky may enter into an employment agreement with the Company.  Such employment agreement shall be in form and substance satisfactory to the Purchaser and shall provide for a monthly salary of US$ 15,625 payable in RUR based on the exchange rate set by the Central Bank of Russia on or around the date of payment, and a discretionary performance bonus of up to 60% of annual salary.”

2.        MISCELLANEOUS

2.1      Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Agreement.

2.2      This Amendment together with the Agreement (including the exhibits and Schedules thereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof and thereof.

2.3      The Agreement remains in full force and effect, except as specifically modified by this Amendment, and the terms and conditions thereof, as specifically modified by this Amendment, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

EXECUTED by
Serguey Anatolievich Kalvarsky	/s/ Serguey Anatolievich Kalvarsky

EXECUTED by
Gennadiy Nikolaevich Kuznetsov	/s/ Gennadiy Nikolaevich Kuznetsov

EXECUTED by
CJSC “CTC Networks”
acting by its General Director
Anton Vladimirovich Kudryashov	/s/ Anton Vladimirovich Kudryashov

EXECUTED by
CTC Media, Inc.
acting by its President and
Chief Executive Officer
Anton Vladimirovich Kudryashov	/s/ Anton Vladimirovich Kudryashov